Delek Logistics Partners, LP Reports Second Quarter 2015 Results

•	Second quarter distributable cash flow coverage ratio of 1.5x

•	Growth initiatives enhanced fee-based profile of the business

BRENTWOOD, Tenn., August 3, 2015 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the second quarter 2015. For the three months ended June 30, 2015, Delek Logistics reported net income attributable to all partners of $18.3 million, or $0.70 per diluted limited partner unit. This compares to net income attributable to all partners of $21.8 million, or $0.87 per diluted limited partner unit in the second quarter 2014. Distributable cash flow was $20.9 million in the second quarter 2015, compared to $24.0 million in the prior-year period. On a year-over-year basis, improved performance related to acquisitions and the Paline Pipeline was more than offset by a lower gross margin in the west Texas wholesale operations.

In the second quarter 2015, the pipeline and transportation segment, which consists of primarily stable fee-based business, accounted for approximately 72 percent of the contribution margin. This is an improvement compared to the second quarter 2014 when the pipeline and transportation segment accounted for 45 percent of contribution margin.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “Our second quarter 2015 performance benefited from our growth over the past year. The combination of acquisitions, including assets purchased from Delek US in March 2015, increased contribution from the Paline Pipeline, and higher volumes in our East Texas assets has increased the portion of our business that is fee based. While we did experience a year-over-year decline in our west Texas wholesale gross margin, the increased size of our business partially offset that effect on our performance."

Yemin concluded, "We remain focused on future growth opportunities as work progresses on our pipeline development projects through two joint ventures with unaffiliated third parties that are expected to be completed in mid-2016. In addition, third-party acquisitions continue to be explored, and the recent change in market conditions and commodity prices are beginning to create a more attractive environment. We continue to evaluate opportunities to partner with Delek US to provide additional growth, which may be enhanced through Delek US' recent investment in Alon USA. We ended the quarter with a strong financial position that supports our ability to execute our growth strategies and expect to continue to increase our annual distributions by at least 15 percent going forward."

Distribution and Liquidity

On July 27, 2015, Delek Logistics declared a quarterly cash distribution for the second quarter of $0.55 per limited partner unit, which equates to $2.20 per limited partner unit on an annualized basis. This distribution is payable on August 14, 2015 to unitholders who are of record on August 6, 2015. This represents a 3.8 percent increase from the first quarter 2015 distribution of $0.53 per limited partner unit, or $2.12 per limited partner unit on an annualized basis, and a 15.8 percent increase over Delek Logistics’ second quarter 2014 distribution of $0.475 per limited partner unit, or $1.90 per limited partner unit annualized. For the second quarter 2015, the total cash distribution declared to all partners was $14.4 million and the distributable cash flow coverage ratio was 1.5 times.

As of June 30, 2015, Delek Logistics had total debt of $316.9 million. Availability under the $700.0 million credit facility was $377.6 million.

Financial Results

Results in the second quarter 2015 compared to the prior year period benefited from the acquisition of the Tyler crude oil storage tank and El Dorado rail offloading facility, which were acquired on March 31, 2015. For accounting purposes, the expenses from operations prior to the acquisition of the Tyler crude oil storage tank and El Dorado rail offloading facility are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements and a reconciliation is provided in the tables attached to this release.

Revenue for the second quarter 2015 was $172.1 million and contribution margin was $28.8 million, which compares to revenue of $236.3 million and a contribution margin of $30.2 million in the second quarter 2014. Total operating expenses were $10.8 million compared to $9.5 million in the second quarter 2014, with the increase primarily due to higher maintenance expense. General and administrative expenses were $3.0 million for the second quarter 2015 compared to $2.2 million in the prior-year period, which was primarily due to higher expenses related to assets acquired over the past year. For the second quarter 2015, EBITDA was $25.7 million compared to $27.9 million in the prior year period.

Pipelines and Transportation Segment

The Pipeline and Transportation segment's second quarter 2015 contribution margin of $20.9 million improved from $13.8 million in the second quarter 2014. This increase can be attributed to fees associated with the El Dorado rail offloading racks and Tyler crude oil storage tank purchased on March 31, 2015. In addition, a higher contribution from the Paline Pipeline due to the new agreements that became effective on January 1, 2015 improved segment performance on a year-over-year basis.

Under the new Paline Pipeline agreements, two different third parties each pay a fixed monthly fee allowing them to use their respective capacities on this pipeline, which account for a combined 35,000 barrels per day. The initial term of these agreements is for 18 months beginning January 1, 2015. As a result, the effective incremental revenue per barrel was increased by approximately $1.00 compared to 2014.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $8.0 million in the second quarter 2015, compared to $16.4 million in the second quarter 2014. This change on a year-over-year basis was due to a lower gross margin per barrel in the west Texas wholesale business.

In the west Texas wholesale business, throughput was 17,490 barrels per day compared to 17,451 barrels per day in the second quarter 2014. The wholesale gross margin per barrel in west Texas decreased to $1.31 and included approximately $1.7 million, or $1.06 per barrel from renewable identification numbers (RINs) generated in the quarter. During the second quarter 2014, the wholesale gross margin per barrel was $6.52 and included $1.1 million from RINs, or $0.68 per barrel. On a year-over-year basis, declining crude oil prices have reduced drilling activity in west Texas, lowering demand in the area and creating a more challenging market, which resulted in a lower gross margin per barrel. In the second quarter 2015, a decline in the market price for ethanol relative to fixed price contracts that were in place reduced the gross margin by approximately $0.8 million in the period. In the second quarter 2014, downtime at refineries in the region created a favorable supply/demand environment, which improved the gross margin per barrel.

Both terminalling and the east Texas marketing throughputs benefited from higher volume at Delek US' Tyler, Texas refinery following the completion of a 15,000 barrel per day expansion project in March 2015. Terminalling throughput volume of 113,578 barrels per day during the quarter increased on a year-over-year basis from 98,962 barrels per day in the second quarter 2014 primarily due to higher throughput at the Tyler, Texas terminal. During the second quarter 2015, volume under the east Texas marketing agreement with Delek US was 66,860 barrels per day compared to 61,231 barrels per day during the second quarter 2014.

Project Development Update

In March 2015, Delek Logistics announced that, through wholly owned subsidiaries, it had entered into two joint ventures (Caddo Pipeline and RIO Pipeline) that will construct logistics assets that are expected to serve unaffiliated third parties and subsidiaries of Delek US. Delek Logistics’ total projected investment for the two joint ventures is approximately $91.0 million and will be financed through a combination of cash from operations and borrowings under its revolving credit facility. Through June 30, 2015, approximately $18.5 million has been invested in these projects. Both of these projects are expected to be constructed by mid-2016.

Second Quarter 2015 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its second quarter 2015 results on August 4, 2015 at 7:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through November 4, 2015 by dialing (855) 859-2056, passcode 69595329. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) second quarter 2015 earnings conference call on August 4, 2015 at 11:30 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other affects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months and six months ended June 30, 2015 and 2014. On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located adjacent to Delek US' El Dorado refinery (the "El Dorado Assets"). On March 31, 2015 Delek Logistics acquired the Tyler crude oil storage tank and the El Dorado rail offloading facility (the "Logistics Assets") from Delek US. These assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of these assets. For all periods presented through February 10, 2014, the acquisition date of the El Dorado Assets, and March 31, 2015, the acquisition date of the Logistics Assets, the retrospective adjustments were made to the financial statements. The historical results of the El Dorado Assets and Logistics Assets, prior to the acquisition dates, are referred to as the "El Dorado Asset Predecessor" and "Logistics Assets Predecessor" in the respective periods.

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2015	2014(2)	2015 (1)	2014 (2)
Reconciliation of EBITDA to net income:
Net income	$18,311	$21,488	$32,314	$35,040
Add:
Income tax expense	63	281	317	428
Depreciation and amortization	4,744	3,623	9,244	7,100
Interest expense, net	2,616	2,342	4,773	4,325
EBITDA	$25,734	$27,734	$46,648	$46,893

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by operating activities	$30,791	$31,036	$46,560	$44,448
Amortization of unfavorable contract liability to revenue	—	667	—	1,334
Amortization of deferred financing costs	(365)	(317)	(730)	(634)
Accretion of asset retirement obligations	(62)	(89)	(124)	(209)
Deferred taxes	160	(57)	(66)	(52)
Loss on equity method investments	(149)	—	(149)	—
Gain (loss) on asset disposals	23	(74)	18	(74)
Unit-based compensation expense	(120)	(63)	(194)	(121)
Changes in assets and liabilities	(7,223)	(5,992)	(3,757)	(2,552)
Income tax expense	63	281	317	428
Interest expense, net	2,616	2,342	4,773	4,325
EBITDA	$25,734	$27,734	$46,648	$46,893

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$25,734	$27,734	$46,648	$46,893
Less: Cash interest, net	2,251	2,025	4,043	3,691
Less: Maintenance and regulatory capital expenditures	3,928	814	7,244	1,597
Less: Capital improvement expenditures	—	154	—	336
Add: Reimbursement from Delek for capital expenditures	1,417	—	2,603	—
Less: Income tax expense	63	281	317	428
Add: Non-cash unit-based compensation expense	120	63	194	121
Less: Amortization of deferred revenue	86	—	221	—
Less: Amortization of unfavorable contract liability	—	667	—	1,334
Distributable cash flow	$20,943	$23,856	$37,620	$39,628

(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor and Logistics Assets Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
($ in thousands)	Delek Logistics Partners, LP	Logistics Assets (1)	Six Months Ended June 30, 2015

		Logistics Assets Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$32,951	$(637)	$32,314
Add:
Income tax expense	317	—	317
Depreciation and amortization	8,774	470	9,244
Interest expense, net	4,773	—	4,773
EBITDA	$46,815	$(167)	$46,648

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$46,727	$(167)	$46,560
Amortization of deferred financing costs	(730)	—	(730)
Accretion of asset retirement obligations	(124)	—	(124)
Deferred taxes	(66)	—	(66)
Loss on equity method investments	(149)	—	(149)
Gain on asset disposals	18	—	18
Unit-based compensation expense	(194)	—	(194)
Changes in assets and liabilities	(3,757)	—	(3,757)
Income tax expense	317	—	317
Interest expense, net	4,773	—	4,773
EBITDA	$46,815	$(167)	$46,648

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$46,815	$(167)	$46,648
Less: Cash interest, net	4,043	—	4,043
Less: Maintenance and regulatory capital expenditures	7,244	—	7,244
Add: Reimbursement from Delek for capital expenditures	2,603	—	2,603
Less: Income tax expense	317	—	317
Add: Non-cash unit-based compensation expense	194	—	194
Less: Amortization of deferred revenue	221	—	221
Distributable cash flow	$37,787	$(167)	$37,620
(1) The information presented is for the six months ended June 30, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessors. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Logistics Assets (1)	Three Months Ended June 30, 2014

($ in thousands)		Logistics Assets Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$21,754	$(266)	$21,488
Add:
Income tax expense	281	—	281
Depreciation and amortization	3,532	91	3,623
Interest expense, net	2,342	—	2,342
EBITDA	$27,909	$(175)	$27,734

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$31,211	$(175)	$31,036
Amortization of unfavorable contract liability to revenue	667	—	667
Amortization of deferred financing costs	(317)	—	(317)
Accretion of asset retirement obligations	(89)	—	(89)
Deferred taxes	(57)	—	(57)
Loss on asset disposals	(74)	—	(74)
Unit-based compensation expense	(63)	—	(63)
Changes in assets and liabilities	(5,992)	—	(5,992)
Income tax expense	281	—	281
Interest expense, net	2,342	—	2,342
EBITDA	$27,909	$(175)	$27,734

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$27,909	$(175)	$27,734
Less: Cash interest, net	2,025	—	2,025
Less: Maintenance and regulatory capital expenditures	814	—	814
Less: Capital improvement expenditures	154	—	154
Less: Income tax expense	281	—	281
Add: Non-cash unit-based compensation expense	63	—	63
Less: Amortization of unfavorable contract liability	667	—	667
Distributable cash flow	$24,031	$(175)	$23,856
(1) The information presented is for the three months ended June 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Logistics Assets (1)	El Dorado Terminal and Tank Assets (2)	Six Months Ended June 30, 2014

($ in thousands)		Logistics Assets Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$36,426	$(443)	$(943)	$35,040
Add:
Income tax expense	428	—	—	428
Depreciation and amortization	6,895	91	114	7,100
Interest expense, net	4,325	—	—	4,325
EBITDA	$48,074	$(352)	$(829)	$46,893

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$45,629	$(352)	$(829)	$44,448
Amortization of unfavorable contract liability to revenue	1,334	—	—	1,334
Amortization of deferred financing costs	(634)	—	—	(634)
Accretion of asset retirement obligations	(215)	—	6	(209)
Deferred taxes	(52)	—	—	(52)
Loss on asset disposals	(74)	—	—	(74)
Unit-based compensation expense	(121)	—	—	(121)
Changes in assets and liabilities	(2,546)	—	(6)	(2,552)
Income tax expense	428	—	—	428
Interest expense, net	4,325	—	—	4,325
EBITDA	$48,074	$(352)	$(829)	$46,893

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$48,074	$(352)	$(829)	$46,893
Less: Cash interest, net	3,691	—	—	3,691
Less: Maintenance and regulatory capital expenditures	1,513	—	84	1,597
Less: Capital improvement expenditures	243	—	93	336
Less: Income tax expense	428	—	—	428
Add: Non-cash unit-based compensation expense	121	—	—	121
Less: Amortization of unfavorable contract liability	1,334	—	—	1,334
Distributable cash flow	$40,986	$(352)	$(1,006)	$39,628
(1) The information presented is for the six months ended June 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented is for the six months ended June 30, 2014, disaggregated to present the results of operations of the Partnership and the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	June 30,	December 31,
	2015	2014 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$124	$1,861
Accounts receivable	39,117	27,986
Inventory	4,308	10,316
Deferred tax assets	28	28
Other current assets	485	768
Total current assets	44,062	40,959
Property, plant and equipment:
Property, plant and equipment	317,208	308,088
Less: accumulated depreciation	(61,965)	(53,309)
Property, plant and equipment, net	255,243	254,779
Equity method investments	18,472	—
Goodwill	11,654	11,654
Intangible assets, net	15,944	16,520
Other non-current assets	6,621	7,374
Total assets	$351,996	$331,286
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$14,754	$17,929
Accounts payable to related parties	8,732	628
Excise and other taxes payable	7,186	5,443
Accrued expenses and other current liabilities	2,330	1,588
Tank inspection liabilities	2,541	2,829
Pipeline release liabilities	3,069	1,899
Total current liabilities	38,612	30,316
Non-current liabilities:
Revolving credit facility	316,900	251,750
Asset retirement obligations	3,379	3,319
Deferred tax liabilities	297	231
Other non-current liabilities	8,610	5,889
Total non-current liabilities	329,186	261,189
Equity (Deficit):
Predecessor division equity	—	19,726
Common unitholders - public; 9,451,589 units issued and outstanding at June 30, 2015 (9,417,189 at December 31, 2014)	197,052	194,737
Common unitholders - Delek; 2,799,258 units issued and outstanding at June 30, 2015 (2,799,258 at December 31, 2014)	(281,852)	(241,112)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at June 30, 2015 (11,999,258 at December 31, 2014)	76,439	73,515
General partner - Delek; 494,900 units issued and outstanding at June 30, 2015 (494,197 at December 31, 2014)	(7,441)	(7,085)
Total (deficit) equity	(15,802)	39,781
Total liabilities and (deficit) equity	$351,996	$331,286
(1) Adjusted to include the historical balances of the Logistics Assets Predecessor.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

	2015	2014 (1)	2015 (1)	2014 (2)

	(In thousands, except unit and per unit data)
Net sales:
Affiliate	$39,871	$28,893	$72,151	$54,175
Third-Party	132,263	207,450	243,495	385,695
Net sales	172,134	236,343	315,646	439,870
Operating costs and expenses:
Cost of goods sold	132,494	196,574	240,901	368,783
Operating expenses	10,798	9,719	21,575	19,215
General and administrative expenses	2,982	2,242	6,391	4,905
Depreciation and amortization	4,744	3,623	9,244	7,100
(Gain) loss on asset disposals	(23)	74	(18)	74
Total operating costs and expenses	150,995	212,232	278,093	400,077
Operating income	21,139	24,111	37,553	39,793
Interest expense, net	2,616	2,342	4,773	4,325
Loss on equity method investments	149	—	149	—
Income before income tax expense	18,374	21,769	32,631	35,468
Income tax expense	63	281	317	428
Net income	$18,311	$21,488	$32,314	$35,040
Less: loss attributable to Predecessors	—	(266)	(637)	(1,386)
Net income attributable to partners	18,311	21,754	32,951	36,426
Comprehensive income attributable to partners	$18,311	$21,754	$32,951	$36,426

Less: General partner's interest in net income, including incentive distribution rights	(1,109)	(620)	(1,996)	(914)
Limited partners' interest in net income	$17,202	$21,134	$30,955	$35,512

Net income per limited partner unit:
Common units - (basic)	$0.71	$0.88	$1.28	$1.47
Common units - (diluted)	$0.70	$0.87	$1.27	$1.46
Subordinated units - Delek (basic and diluted)	$0.71	$0.87	$1.28	$1.47

Weighted average limited partner units outstanding:
Common units - basic	12,224,007	12,159,732	12,220,248	12,156,135
Common units - diluted	12,360,519	12,291,273	12,350,621	12,281,598
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258	11,999,258	11,999,258

Cash distribution per limited partner unit	$0.550	$0.475	$1.080	$0.900
(1) Adjusted to include the historical results of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor and Logistics Assets Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services. Prior to the Logistics Assets Predecessor on March 31, 2015, revenues for intercompany throughput and storage services were not recorded.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	Six Months Ended June 30, 2015

		El Dorado Assets Predecessor	Tyler Assets Predecessor
	(In thousands)
Net Sales	$315,646	$—	$—	$315,646
Operating costs and expenses:
Cost of goods sold	240,901	—	—	240,901
Operating expenses	21,408	167	—	21,575
General and administrative expenses	6,391	—	—	6,391
Depreciation and amortization	8,774	372	98	9,244
Gain on asset disposals	(18)	—	—	(18)
Total operating costs and expenses	277,456	539	98	278,093
Operating income (loss)	38,190	(539)	(98)	37,553
Interest expense, net	4,773	—	—	4,773
Loss on equity method investments	149	—	—	149
Net income (loss) before taxes	33,268	(539)	(98)	32,631
Income tax expense	317	—	—	317
Net income (loss)	$32,951	$(539)	$(98)	$32,314
Less: Loss attributable to Predecessors	—	(539)	(98)	(637)
Net income attributable to partners	$32,951	$—	$—	$32,951

(1) The information presented is for the six months ended June 30, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	Three Months Ended June 30, 2014

		El Dorado Assets Predecessor	Tyler Assets Predecessor
	(In thousands)
Net Sales	$236,343	$—	$—	$236,343
Operating costs and expenses:
Cost of goods sold	196,574	—	—	196,574
Operating expenses	9,544	175	—	9,719
General and administrative expenses	2,242	—	—	2,242
Depreciation and amortization	3,532	91	—	3,623
Loss on asset disposals	74	—	—	74
Total operating costs and expenses	211,966	266	—	212,232
Operating income (loss)	24,377	(266)	—	24,111
Interest expense, net	2,342	—	—	2,342
Net income (loss) before income tax expense	22,035	(266)	—	21,769
Income tax expense	281	—	—	281
Net income (loss)	$21,754	$(266)	$—	$21,488
Less: loss attributable to Predecessors	—	(266)	—	(266)
Net income attributable to partners	$21,754	$—	$—	$21,754

(1) The information presented is for the three months ended June 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	El Dorado Terminal and Tank Assets (2)	Six Months Ended June 30, 2014

		El Dorado Assets Predecessor	Tyler Predecessor	El Dorado Predecessor
	(In thousands)
Net Sales	$439,870	$—	$—	$—	$439,870
Operating costs and expenses:
Cost of goods sold	368,783	—	—	—	368,783
Operating expenses	18,080	352	—	783	19,215
General and administrative expenses	4,859	—	—	46	4,905
Depreciation and amortization	6,895	91	—	114	7,100
Loss on asset disposals	74	—	—	—	74
Total operating costs and expenses	398,691	443	—	943	400,077
Operating income (loss)	41,179	(443)		(943)	39,793
Interest expense, net	4,325	—	—	—	4,325
Net income (loss) before income tax expense	36,854	(443)		(943)	35,468
Income tax expense	428	—	—	—	428
Net income (loss)	$36,426	$(443)	$—	$(943)	$35,040
Less: loss attributable to Predecessors	—	(443)	—	(943)	(1,386)
Net income attributable to partners	$36,426	$—	$—	$—	$36,426

(1) The information presented is for the six months ended June 30, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Asset Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2015 (1)	2014 (2)

Cash Flow Data
Net cash provided by operating activities	$46,560	$44,448
Net cash used in investing activities	(27,541)	(4,200)
Net cash used in financing activities	(20,756)	(38,755)
Net (decrease) increase in cash and cash equivalents	$(1,737)	$1,493
(1) Includes the historical cash flows of the Logistics Assets predecessor.
(2) Adjusted to include the historical cash flows of the Logistic Assets predecessor and El Dorado Predecessor.

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended June 30, 2015
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$26,093	$13,778	$39,871
Third-Party	7,641	124,622	132,263
Net sales	33,734	138,400	172,134
Operating costs and expenses:
Cost of goods sold	5,102	127,392	132,494
Operating expenses	7,745	3,053	10,798
Segment contribution margin	$20,887	$7,955	28,842
General and administrative expense			2,982
Depreciation and amortization			4,744
Gain on asset disposals			(23)
Operating income			$21,139
Total Assets	$285,733	$66,263	$351,996

Capital spending
Regulatory and maintenance capital spending	$2,722	$347	$3,069
Discretionary capital spending	335	2,558	2,893
Total capital spending	$3,057	$2,905	$5,962

	Three Months Ended June 30, 2014
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated (1)
Affiliate	$20,245	$8,648	$28,893
Third-Party	2,821	204,629	207,450
Net sales	23,066	213,277	236,343
Operating costs and expenses:
Cost of goods sold	1,130	195,444	196,574
Operating expenses	8,308	1,411	9,719
Segment contribution margin	$13,628	$16,422	30,050
General and administrative expense			2,242
Depreciation and amortization			3,623
Loss on asset disposals			74
Operating income			$24,111
Total assets	$242,297	$92,324	$334,621

Capital spending
Regulatory and maintenance capital spending	$1,071	$609	$1,680
Discretionary capital spending	57	147	204
Total capital spending (2)	$1,128	$756	$1,884
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) Capital spending includes expenditures of $0.9 million incurred in connection with the Logistics Assets Predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended June 30, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended June 30, 2014
Net Sales	$23,066	$—	$23,066
Operating costs and expenses:
Cost of goods sold	1,130	—	1,130
Operating expenses	8,133	175	8,308
Segment contribution margin	$13,803	$(175)	$13,628

Total capital spending	$212	$916	$1,128

	Three Months Ended June 30, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended June 30, 2014
Net Sales	$213,277	$—	$213,277
Operating costs and expenses:
Cost of goods sold	195,444	—	195,444
Operating expenses	1,411	—	1,411
Segment contribution margin	$16,422	$—	$16,422

Total capital spending	$756	$—	$756

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Six Months Ended June 30, 2015 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$50,078	$22,073	$72,151
Third-Party	14,658	228,837	243,495
Net sales	$64,736	$250,910	$315,646
Operating costs and expenses:
Cost of goods sold	9,915	230,986	240,901
Operating expenses	14,663	6,912	21,575
Segment contribution margin	$40,158	$13,012	53,170
General and administrative expense			6,391
Depreciation and amortization			9,244
Gain on disposal of assets			(18)
Operating income			$37,553

Capital spending:
Regulatory and maintenance capital spending	$6,940	$2,828	$9,768
Discretionary capital spending	670	3,097	3,767
Total capital spending	$7,610	$5,925	$13,535
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

	Six Months Ended June 30, 2014 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$37,746	$16,429	$54,175
Third-Party	5,588	380,107	385,695
Net sales	$43,334	$396,536	$439,870
Operating costs and expenses:
Cost of goods sold	2,256	366,527	368,783
Operating expenses	15,484	3,731	19,215
Segment contribution margin	$25,594	$26,278	51,872
General and administrative expense			4,905
Depreciation and amortization			7,100
Loss on disposal of assets			74
Operating income			$39,793

Capital spending
Regulatory and maintenance capital spending	$3,169	$625	$3,794
Discretionary capital spending	247	159	406
Total capital spending (2)	$3,416	$784	$4,200
(1) The information presented includes the results of operations of the El Dorado Predecessor and Logistics Assets Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor revenues for intercompany throughput and storage services were not recorded.
(2) Capital spending includes expenditures of $2.3 million incurred in connection with the acquisition of the Logistics Assets Predecessor and El Dorado asset predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Six Months Ended June 30, 2015
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Six Months Ended June 30, 2015
Net Sales	$64,736	$—	$64,736
Operating costs and expenses:
Cost of goods sold	9,915	—	9,915
Operating expenses	14,496	167	14,663
Segment contribution margin	$40,325	$(167)	$40,158

Total capital spending	$7,662	$(52)	$7,610

	Six Months Ended June 30, 2015
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Six Months Ended June 30, 2015
Net Sales	$250,910	$—	$250,910
Operating costs and expenses:
Cost of goods sold	230,986	—	230,986
Operating expenses	6,912	—	6,912
Segment contribution margin	$13,012	$—	$13,012

Total capital spending	$5,925	$—	$5,925

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Six Months Ended June 30, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Predecessor - El Dorado Storage Tank Assets	Six Months Ended June 30, 2014
Net Sales	$43,334	$—	$—	$43,334
Operating costs and expenses:
Cost of goods sold	2,256	—	—	2,256
Operating expenses	14,451	352	681	15,484
Segment contribution margin	$26,627	$(352)	$(681)	$25,594

Total capital spending	$936	$2,267	$213	$3,416

	Six Months Ended June 30, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Predecessor - El Dorado Terminal Assets	Six Months Ended June 30, 2014
Net Sales	$396,536	$—	$—	$396,536
Operating costs and expenses:
Cost of goods sold	366,527	—	—	366,527
Operating expenses	3,629	—	102	3,731
Segment contribution margin	$26,380	$—	$(102)	$26,278

Total capital spending	$820	$—	$(36)	$784

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Throughputs (average bpd)	2015	2014	2015	2014

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	53,863	59,038	55,267	41,936
Refined products pipelines to Enterprise Systems	58,572	59,888	57,258	45,908
SALA Gathering System	21,305	21,300	21,421	22,201
East Texas Crude Logistics System	28,677	3,223	23,892	7,105
El Dorado Rail Offloading Rack	2,964	—	2,964	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	66,860	61,231	47,018	61,828
West Texas marketing throughputs (average bpd)	17,490	17,451	17,070	16,729
West Texas marketing margin per barrel	$1.31	$6.52	$1.35	$5.06
Terminalling throughputs (average bpd)	113,578	98,962	90,581	94,468

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Six Months Ended June 30, 2015
Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:	55,267	—	55,267
Crude pipelines (non-gathered)	57,258	—	57,258
Refined products pipelines to Enterprise Systems	21,421	—	21,421
SALA Gathering System	27,623	—	27,623
East Texas Crude Logistics System	23,892	—	23,892
El Dorado Rail Offloading Rack	2,964	5,151	4,051

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	47,018	—	47,018
West Texas marketing throughputs (average bpd)	17,070	—	17,070
West Texas marketing margin per barrel	$1.35	$—	$1.35
Terminalling throughputs (average bpd)	90,581	—	90,581

U.S. Investor / Media Relations Contact

Keith Johnson
Vice President of Investor Relations
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-445-2870